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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

October 21, 2013
Date of Report (Date of earliest event reported)

SOLLENSYS CORP.
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-174581 (Commission File Number)	80-0651816 (IRS Employer Identification Number)

2570 N. First Street, Suite 200
San Jose, California 95131
(Address of principal executive offices)

(408) 273-4583
 (Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Explanatory Note: The purpose for filing this Form 8K/A is to update the address of the Company and to provide additional details regarding the achievements of our new director.

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On October 21, 2013, Mr. Seong Mo Jeong was appointed by the Board of Directors (the 'Board') of Sollensys Corp. (the 'Company') to the positions of Director, and Secretary & Treasurer of the Company.

Mr. Jeong has an extensive career in sales & marketing and is currently Sollensys Corp.'s Director of Planning & Management, a position he also held with the Company's private South Korean predecessor operating company, Sollensys Corporation, from 2011 to 2013 . From 2001 to 2011, Mr. Jeong was General Manager of Samsung Life Insurance Corp.'s Marketing and Sales Division; and prior to that position, Mr. Jeong was Manager of Samsung's Department of Education from 1996 to 2001. Mr. Jeong holds a Bachelor of Administration Degree from the Korea University of Public Administration, which he attended from 1989 to 1996; and a Master Degree in Education from Incheon National University, which he attended from 2003 to 2006. From 1989 to 1992, Mr. Jeong served his country as a member of the Korean Army and he retired from the 69th Infantry Division with the rank of Sergeant.

There were no arrangements or understandings between Mr. Jeong and any other persons pursuant to which Mr. Jeong was named as a Director, and as Secretary & Treasurer, of the Company

As of the date of this filing, Mr. Jeong has not yet been appointed to any committees of the Board and it is unknown at this time what future committee position appointments he may be offered.

As of the date of this filing, there has not been any material plan, contract, or arrangement (whether or not written) to which Mr. Jeong is a party, or in which he participates, that has been entered into, or material amendment in connection to any triggering event, or any grant or award to him, or modification thereto, under any such plan, contract or arrangement in connection with this appointment of Mr. Jeong as a Director, and as Secretary & Treasurer, of the Company.

Effective October 21, 2013, simultaneous with the appointment of Mr. Jeong, Mr. Frank Woo resigned his position as Secretary and Treasurer of the Company in favour or Mr. Jeong and this resignation was accepted by the Board. In regard to Mr. Woo’s resignation, there was no disagreement with the Company relating to its operations, policies or practices. A copy of this Report was provided to Mr. Woo by the Company prior to filing and Mr. Woo did not provide, and indicated to the Company that he does not plan to provide, any correspondence to the Company regarding this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLLENSYS CORP.

/s/ Frank Woo
Frank Woo,
Chair & Chief Executive Officer,
Director
Dated:  October 24 , 2013